EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into by and among Tiger Renewable Energy Limited, a Nevada corporation (the “Company”), and DT Crystal Holdings Limited (the “Holder”), as the beneficiary of two Memorandum of Loan Agreement issued by the Company on or about May 13, 2008 and on or about June 2, 2008 (the “Loans”).

AGREEMENT

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

1. Exchange of the Loans. The Loans plus any and all accrued and unpaid interest as of the effective date shall be exchange for Common Stock of the Company.

2. Exchange Rate. The Exchange Rate is equal to the simple average of the selling price of the Company’s Common Stock traded during the Fifteen (15) Business days prior to the day of Closing minus a 7.5% discount (the “Exchange Price”).

3. Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur on or before June 20, 2008 or on any such other date as to which the parties mutually agree in writing.

4. Effectiveness. The Agreement shall be effective as of the date of closing.

5. Issuance of Common Stock. The Company shall issue to Holder the number of shares representing the amount of principal, plus accrued but unpaid interest and other amounts owed at the Exchange Price (the “Shares”) (see schedule 5).

6. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Canada and the Province of Quebec applicable to agreements made without regard to principles of conflict of laws).

(b) Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties.

(f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Attention: Mr. James Leung

Tiger Renewable Energy Limited.
6600  Trans-Canada Highway, Suite 519
Pointe-Claire, Quebec, Canada H9R4S2
Email:  leungppp@gmail.com
Telephone:  514-771-3795
Fax:            514-695-6319

With copy to:

Pellerin Lawyers
375-204 Notre-Dame West
Montreal (Quebec) H2Y 1T3
Attention: Bradford P. Weirick, Esq.
Email:  claude@pellerin.com
Telephone:  514-397-0575
Fax:            514-397-0480

If to Holder: To the address set forth immediately below Holder’s name on the signature pages hereto.

Each party shall provide notice to the other party of any change in address.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Holder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(REMAINING OF THE PAGE LEFT BLANK)

IN WITNESS WHEREOF, the undersigned Holder and the Company have caused this Agreement to be duly executed as of June 19, 2008.

Tiger Renewable Energy Limited

By:	/s/ James Leung
	Name:	James Leung
	Title:	Chief Executive Officer

DT Crystal Holdings Limited

By:	/s/ Alan Cole
	Name:	Alan Cole
	Title:	For Redcorn Consultants Limited DT Crystal Holdings Limited

NOTICE ADDRESS:

PO Box N-9934,
Ansbacher House,
2nd Floor, Shirley and East Street
Nassau, Bahamas

Schedule 5

LOANS	EXCHANGE PRICE	SHARES ISSUED

US$462,642.00	US$0.60	771,070